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                                                                   EXHIBIT 23.6

The Directors
Telewest Communications plc
Genesis Business Park
Albert Drive
Woking
Surrey GU21 5RW

Dear Sirs

  We hereby consent to the issue of the Registration Statement on Form S-4 of Telewest Communications plc with the inclusion therein of our letter, our name, and references thereto, in the form and context in which they are mentioned.

J. Henry Schroder & Co. Limited
Financial Adviser to Telewest Communications plc

29 June 1998